SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  April 1, 1999
                               -------------------
                Date of Report (Date of earliest event reported)



                               ESYNCH CORPORATION
                               -------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                   0-26790                 87-0461856
           --------                   -------                 ----------
       (State or other       (Commission File Number)        (IRS Employer
       jurisdiction of                                      Identification
        Incorporation)                                           No.)



                               4600 Campus Drive
                            Newport Beach, CA  92660
                            ------------------------
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (949) 833-1220
                                 --------------
              (Registrant's telephone number, including area code)




                              INNOVUS CORPORATION
                                ----------------
             (Former name or address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

(a)

     On April 1, 1999, the Registrant consummated an acquisition of Kiss Software Corporation, a California corporation ("Kissco"), in exchange for the issuance of approximately 1,528,134 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Registrant, the issuance and deposit into escrow of an additional 100,000 shares (which will be subject to the Registrant's claims under an indemnity provided by Kissco), and the assumption of options to purchase approximately 163,187 shares of Common Stock. The purchase price was determined by negotiation between the parties. The information set forth in Item 5 of this Report is incorporated herein by this reference.



(b)

     Kissco became a wholly-owned subsidiary of the Registrant on the Closing of the transactions contemplated in the Agreement and Plan of Merger dated as of February 26, 1999 (the "Agreement") among the Registrant, Kissco, certain stakeholders of Kissco and ESYN Kissco Acquisition Corporation, a newly formed Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"). In the merger, Merger Sub merged with and into Kissco, and Kissco is the surviving corporation.

     Kissco, located in Newport Beach, California, will be operated as a wholly-owned subsidiary of the Registrant. Kissco will continue in its present business. After the Closing, the Registrant intends to co-locate Kissco in the Registrant's facilities.

       The information set forth in Item 5 of this Report is incorporated herein by this reference.


Item 5.  Other Events

     On March 1, 1999, the Registrant issued the following news release related to the execution, not the consummation, of the Agreement:

eSynch Completes Kissco Acquisition


BusinessWire, Monday, March 01, 1999 at 07:48


    NEWPORT BEACH, Calif.--(BUSINESS WIRE)--March 1, 1999--eSynch
Corp. (OTC BB:ESYN) Monday announced the completion of the purchase of Kiss Software Corp. (Kissco), of Newport Beach.

    Kissco develops, publishes and sells utility and Internet software to a substantial list of retailers such as CompUSA, Staples, Best Buy, and Fry's Electronics. Kissco also enjoys considerable success with Internet commerce, international software sales, and direct-to-consumer software sales.

    Tom Hemingway, eSynch's chief executive officer, commented, "Kissco's projected sales of $3.5 million will have a measurable impact on our bottom line." He continued, "Their line of top-quality software products are exceptional assets and complement our existing product line. Plus, with the expertise of development and licensing, there is a fast-flowing pipeline of competitive products for eSynch to publish, market and sell."

    eSynchESD (a proprietary Electronic Software Distribution and e-commerce solution) will be offered to Kissco's reselling partners who are hungry for Internet commerce. "This is the perfect move," said Kissco's President Don Watters. "By combining with eSynch, Kissco can offer more products, more resources, and now reselling partners will also have immediate access to the opportunities afforded by e-commerce."

    This move increases eSynch's sales, enhances technical support and adds development expertise. The combined companies will greatly expand Internet-based marketing and sales. Further, the very successful publishing, distribution, and sales activities for packaged software products will continue to be managed and directed to gain more market share.

    eSynch and Kissco may be reviewed at www.esynch.com and www.kissco.com. Visit two other Web sites, www.800Mall.com and www.stores.yahoo.com/kissco, hosted by Yahoo! Store which is part of Yahoo! Inc. (NASDAQ:YHOO), a global Internet media company that offers a branded network of comprehensive information, communication and shopping services to millions of users daily.

    Statements herein express management's beliefs and expectations regarding future performance and are forward-looking and involve risks and uncertainties, including, but not limited to, the ability to negotiate outstanding prior debts of acquired companies; properly identify acquisition partners; adequately perform due diligence; manage and integrate acquired businesses; react to quarterly fluctuations in results; raise working capital and secure other financing; respond to competition and rapidly changing technology; deal with market and stock price fluctuations; and other risks. These risks are and will be detailed, from time to time, in eSynch's Securities and Exchange Commission filings, including Form 10-KSB for the year ended Dec. 31, 1997 and subsequent Forms 10-QSB and 8-K. Actual results may differ materially from management's expectations.


     CONTACT:  eSynch Corp., Newport Beach
               Jennifer Nagel, 949/833-1220
               jnagel@esynch.com

     KEYWORD:  CALIFORNIA
     INDUSTRY KEYWORD:  COMPUTERS/ELECTRONICS COMED MERGERS/ACQ
Today's News On The Net - Business Wire's full file on the Internet
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                          URL: http://www.businesswire.com


Copyright 1999, Business Wire

Companies or Securities discussed in this article:
SymbolNameBB:ESYN


Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of business acquired.

     The financial statements required by this Item 7(a) will be filed by amendment.

     (b)  Pro forma financial information.

     The pro forma financial information required by this Item 7(b) will be filed by amendment.


     (c) Exhibits. The following exhibits are incorporated herein by this reference:

     Exhibit No.             Description of Exhibit
     -----------             ----------------------
         2.5*                Agreement and Plan of Merger dated as of
                             February 26, 1999 among the Registrant; Kiss
                             Software Corporation, a California corporation
                             ("Kissco"); certain stakeholders,
                             of Kissco; and ESYN Kissco Acquisition
                             Corporation, a wholly-owned subsidiary of the Registrant. Omitted from this Form 8-K filing are the following schedules or ancillary documents to the agreement identified immediately above:
                              (A) Escrow Agreement;
                              (B) Disclosure Schedule of Kissco;
                              (C) Disclosure Schedule of the Registrant.

----------------

* Filed herewith.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ESYNCH CORPORATION



Date:  April 16, 1999.                       By  /s/ Donald Watters
                                                ----------------------------
                                                Donald Watters,
                                                President



                                EXHIBIT INDEX
                                -------------

     Exhibit No.             Description of Exhibit
     -----------             ----------------------

     Exhibit No.             Description of Exhibit
     -----------             ----------------------
         2.5*                Agreement and Plan of Merger dated as of
                             February 26, 1999 among the Registrant; Kiss
                             Software Corporation, a California corporation
                             ("Kissco"); certain stakeholders,
                             of Kissco, and ESYN Kissco Acquisition
                             Corporation, a wholly-owned subsidiary of the Registrant. Omitted from this Form 8-K filing are the following schedules or ancillary documents to the agreement identified immediately above:
                              (A) Escrow Agreement;
                              (B) Disclosure Schedule of Kissco;
                              (C) Disclosure Schedule of the Registrant.

----------------

* Filed herewith.